SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________

FORM 8-K
______________

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest reported): November 28, 2006
______________

AVVAA WORLD HEALTH CARE PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)
NEVADA	000-31611	88-395714
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Box 459, 1710 Shuswap Ave
Lumby,BC, Canada V0E 2G0
(Address of Principal Executive Offices)(Zip Code)

(250) 547-2048
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

===============================================================

FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant’s management as well as estimates and assumptions made by Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to Registrant or Registrant’s management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant’s industry, Registrant’s operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On November 28, 2006, due to his current incapacity, John Farley is being temporarily replaced in his position as Chief Executive Officer of the Company on an interim basis. On November 28, 2006, the Board of Directors appointed Darrell Stevens as the interim Chief Executive Officer of the Company to fill the vacancy created by the incapacity of Mr. Farley.

DARRELL STEVENS joined our Board of Directors as an independent director on July 26, 2006. Mr. Stevens recently retired from Amerisource Bergen Drug Company (formerly Bergen Brunswig Drug Company), a sixty billion dollar company. Mr. Stevens held various executive positions with Amerisource after joining the company in 2000. Mr. Stevens was the Director of Strategic Accounts whose responsibilities included gaining new accounts for ABC, in addition to managing ABC's strategic national drug and grocery store chains that were headquartered in the west region, which included Longs Drug Stores and Raley's Food. Mr. Stevens also held the title of Regional Vice President of Retail Sales for the Northwest Region. The responsibilities for this position included managing ABC's strategic relationship with key retail accounts in the region that totaled over $2 billion in sales. These accounts encompassed the following types of accounts: chain drug stores, food stores, mass merchandisers, buying groups, and independent drug stores. From 1997 to 2000, Mr. Stevens was the Vice President of Sales and Operations for Wow! Laboratories, a new start-up company that manufactured and distributed a new plaque fighting breath freshener. Mr. Stevens was responsible for all manufacturing, procurement, logistics and sales. From 1995 to 1997, Mr. Stevens acted as the Regional Vice President for the western region of Cardinal Health Drug Company. In this position, he was responsible for sales, P&L, and operations for eight distribution centers. The region had annual revenue of over $2 billion and sold to hospitals, HMO’s, chain drug stores, mass merchandisers and independent drug stores. From 1977 to 1995, Mr. Stevens was the Vice President of Operations and Procurement of Bergen Brunswig Drug Company. As VP of Operations and Procurement, he was responsible for the daily  operations of the distribution centers inventory management, automation and inventory data processing. Other positions held at Bergen Brunswig were Division Manager, Sales Manager, Salesman and Merchandiser.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statements of business acquired:

None.
(b)	Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AVVAA WORLD HEALTH CARE PRODUCTS, INC.

By:	/s/ Darrell Stevens
Darrell Stevens, Chief Executive Officer and Director

November 29, 2006